UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

Effective June 14, 2017, HTG Molecular Diagnostics, Inc. (the “Company”) entered into a statement of work (the “SOW”) with QIAGEN Manchester Limited (“QIAGEN”), a U.K. corporation and wholly owned subsidiary of QIAGEN N.V. The SOW was entered into pursuant to the Company’s Master Assay Development, Commercialization and Manufacturing Agreement (the “Master Agreement”) with QIAGEN, and addresses development activities expected to be conducted by the Company and QIAGEN in connection with the initial phase of a sponsor project agreement entered into between QIAGEN and a pharmaceutical company (“Initial Phase”).

Under the SOW, the Company and QIAGEN are expected to perform development work for the Initial Phase of what is expected to become a multi-stage project leading to the potential development and commercialization of a next generation sequencing-based companion diagnostic assay. The development work is expected to support one of the pharmaceutical company’s therapeutic development and commercialization programs. QIAGEN will pay the Company low single digit millions of dollars for the Initial Phase development work performed under the SOW, and the Company and QIAGEN will also share in any net profits (as determined under the Master Agreement) generated by the Initial Phase.

In connection with the execution of the SOW, HTG and QIAGEN also amended the Master Agreement, to provide that, in the event of a change in control, neither party will be able to terminate the SOW, or the Master Agreement to the extent it relates to the SOW.

QIAGEN North American Holdings, Inc., a wholly-owned subsidiary of QIAGEN N.V., owns 833,333 shares of our common stock.

Forward Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits or outcomes of the Company’s SOW with QIAGEN, and the potential development and commercialization of a next generation sequencing-based companion diagnostic assay. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that the development activities contemplated by the SOW may not be performed as expected, or at all, the risk that the development work under the SOW may not lead to follow-on projects for the subject pharmaceutical company, the risk that the development work under the SOW may not support the development and commercialization of a diagnostic assay, risks associated with the process of developing, marketing and commercializing our products, our ability to achieve and sustain sufficient market acceptance, and the capabilities of our product and service solutions to keep pace with rapidly changing technology and customer requirements. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. All forward-looking statements contained in this report speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: June 14, 2017	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Vice President of Finance and Administration and Chief Financial Officer